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                                                                     EXHIBIT 3.1

                              CERTIFICATE OF MERGER
                                       OF
                        SBI RADIO ACQUISITION CORPORATION
                                      INTO
                             SFX BROADCASTING, INC.

               (Pursuant to Section 251 of the General Corporation
                          Law of the State of Delaware)



         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:


              NAME                                 STATE OF INCORPORATION

  SBI Radio Acquisition Corporation                       Delaware
       SFX Broadcasting, Inc.                             Delaware


         SECOND: That an agreement of merger among SBI Holding Corporation, a Delaware corporation, SBI Radio Acquisition Corporation, a Delaware corporation, and SFX Broadcasting, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is SFX Broadcasting, Inc., which shall change its name to Capstar Communications, Inc.

         FOURTH: The amendments to the Restated Certificate of Incorporation, as previously amended, of SFX Broadcasting, Inc., a Delaware corporation, are as follows, and the Restated Certificate of Incorporation of SFX Broadcasting, Inc. as so amended shall be the Restated Certificate of Incorporation of the surviving corporation.

         Article One of the Restated Certificate of Incorporation of the surviving corporation is hereby amended to read, in its entirety, as follows: "The name of the corporation is Capstar Communications, Inc. (the "Corporation")."

         FIFTH: That the executed agreement of merger is on file at an office of the surviving corporation located at 600 Congress Avenue, Suite 1400, Austin, Texas 78701.

         SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate this
29th day of May, 1998.

                                            SFX BROADCASTING, INC.



                                            By:   /s/ Robert F. X. Sillerman
                                               --------------------------------
                                                  Robert F. X. Sillerman
                                                  Executive Chairman







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